CONFORMED COPY

                        FOURTH AMENDMENT dated as of June 1, 2001 (this
                  "Amendment"), to the Credit Agreement dated as of February 26, 1999, as amended by the Amendment dated as of January 10, 2000, the Second Amendment dated as of January 31, 2000, the Third Amendment dated as of June 9, 2000 (the "Credit Agreement"), among PLAYBOY ENTERPRISES, INC., a Delaware corporation (the "Company"), PEI HOLDINGS, INC., a Delaware corporation and wholly owned subsidiary of the Company ("PHI"), the financial institutions from time to time party thereto (the "Lenders") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent"), as collateral agent and as issuing bank.

            A. The parties hereto have entered into the Credit Agreement, pursuant to which the Lenders have agreed to extend credit to the Borrower (as defined in the Credit Agreement) on the terms and subject to the conditions set forth therein.

            B. The Company and PHI have requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Lenders are willing, on the terms and subject to the conditions set forth below, to amend the Credit Agreement as provided herein.

            C. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows:

            (a) The table and the paragraph below the table in the definition of "Applicable Percentage" in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following table and paragraph:


                                                                           Eurodollar        ABR
Consolidated Leverage Ratio                                                  Spread        Spread
---------------------------                                                  ------        ------
Category 1
Greater than or equal to 5.00 to 1.00                                        4.00%         3.00%

Category 2
Less than 5.00 to 1.00 but greater than or equal to 4.50 to 1.00             3.75%         2.75%

Consolidated Leverage Ratio                                                  Spread        Spread
---------------------------                                                  ------        ------

Category 3
Less than 4.50 to 1.00 but greater than or equal to 4.00 to 1.00             3.50%         2.50%

Category 4
Less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00             3.25%         2.25%

Category 5
Less than 3.00 to 1.00                                                       3.00%         2.00%


; provided, that (i) from June 1, 2001, until the Determination Date following the delivery of financial statements and certificates for the fiscal quarter ended September 30, 2001, pursuant to Section 5.03(b), the Applicable Percentage shall be determined by reference to Category 2; provided, that if the Category indicated by the financial statements delivered pursuant to Section 5.03(b) for the applicable fiscal quarter is Category 1, the "Applicable Percentage" for any such period shall be Category 1; (ii) if the Borrower fails to deliver the financial statements and certificates pursuant to Section 5.03(a) or (b), the Applicable Percentage shall continue to be determined by the Category in effect immediately prior to the date by which such financial statements and certificates were required to have been delivered under such section and (iii) except as provided in the preceding clause (i), after the delivery of such financial statements and certificates, the Applicable Percentage shall be redetermined by reference to the Category indicated by such financial statements. Any increase in the interest rates or fees in effect upon the delivery of the financial statements and certificates pursuant to Section 5.03
(a) or (b) shall be retroactive to (and including) the second Business Day following the day by which such financial statements and certificates were required to have been delivered under such section (and the Borrower shall promptly pay to the Administrative Agent, for distribution to the Lenders, the amount of such increase allocable to periods for which such interest or fees shall already have been paid).

            (b) The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "Solely for purposes of this definition, if at any time on or prior to December 31, 2001, (i) the Company has executed a definitive purchase agreement providing for the Califa Acquisition, (ii) such agreement has not been terminated and (iii) the Califa Acquisition has not been consummated, Consolidated EBITDA shall be determined on a pro forma basis as if the Califa Acquisition had been completed during the fiscal quarter ending June 30, 2001. In addition, solely for the purposes of this definition, if, at any time Consolidated EBITDA is being determined, the Borrower or any Restricted Subsidiary shall have completed an Acquisition or Disposition since the beginning of the relevant period (which, for purposes of Sections 6.14, 6.15 and 6.16, shall mean the prior four fiscal quarters ended on or immediately preceding the relevant date), Consolidated EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had occurred at the beginning of such period."

            (c) The definition of "Consolidated Fixed Charge Coverage Ratio" in
Section 1.01 of the Credit Agreement is hereby amended by inserting the parenthetical "(other than any cash payments of the Califa Purchase Price, excluding $250,000 per quarter listed under "Amounts Payable in Cash" on
Schedule 1.01(a) hereto)" at the end of clause (iii) thereof.

            (d)(i) Clause (a) of the definition of "Excess Cash Flow" in Section
1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "Consolidated Net Income, adjusted to exclude any income, gains or losses attributable to any Asset Sale, the proceeds of which are required to be applied to prepay Loans under Section 2.13(b); minus"

            (d)(ii) Clause (b) of the definition of "Excess Cash Flow" is hereby deleted and replaced in its entirety with "(b) any cash payments of the Califa Purchase Price; plus".

            (e) The parenthetical in clause (e) of the definition of "Indebtedness" in Section 1.01 of the Credit Agreement is hereby amended by inserting at the end thereof "and excluding all obligations in respect of the Califa Purchase Price, as set forth on Schedule 1.01(a)".

            (f) The following definitions shall be inserted in Section 1.01 in their appropriate alphabetical positions:

            "Califa Acquisition" shall mean the acquisition of substantially all the assets of Califa Entertainment Group, Inc., a California corporation, and V.O.D., Inc., a California corporation, by the Company, pursuant to and on substantially the terms set forth in the bank presentation dated April 17, 2001."

            "Califa Purchase Price" shall mean the aggregate amounts payable by the Borrower or any Subsidiary in connection with the Califa Acquisition, as set forth on Schedule 1.01(a) hereto under the headings "Amounts Payable in Cash" and "Amounts Payable in Cash or Stock at the Option of the Company". As part of the "Califa Purchase Price", the Borrower shall cause Spice to cancel the promissory note in the amount of $10,000,000 issued to Spice in 1999."

            (g)(i) Section 2.06(a) is hereby amended by deleting clause (ii) in its entirety and inserting the following:

            "(ii) on and after the date on which the Playboy International Transaction shall be completed, 3.50% per annum, if the Consolidated Leverage Ratio is greater than or equal to 5.00 to 1.00, and 3.25% per annum, otherwise."

            (g)(ii) Section 2.06(b) is hereby amended by deleting clause (ii) in its entirety and inserting the following:

            "(ii) on and after the date on which the Playboy International Transaction shall be completed, 4.50% per annum, if the Consolidated Leverage Ratio is greater than or equal to 5.00 to 1.00, and 4.25% per annum, otherwise."

            (h) Section 5.03 is hereby amended by adding the following new section (k):

            "(k) within 45 days after the end of each month (other than a month ending on a fiscal quarter end), an unaudited report in a form reasonably satisfactory to the Administrative Agent setting forth
            (i) the revenues and (ii) the operating income before amortization and depreciation of the Company and its consolidated subsidiaries, in each case for each business segment, during such month."

            (i) Section 6.05(c) of the Credit Agreement is hereby amended by deleting the clause "other than the Equity Interests of Restricted Subsidiaries" and inserting in its place "other than the Equity Interests of Restricted Subsidiaries (except for VIPress Poland sp. z o.o. and EuroEast Publishing Ventures, B.V.)".

            (j) The last sentence of Section 6.05 (Mergers, Consolidations and Sales of Assets) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "Notwithstanding anything to the contrary in this Section 6.05, the Company may consummate the Playboy Merger, the Spice Merger, the Stock Transfer, the Playboy International Transaction and the Califa Acquisition."

            (k) The table appearing in Section 6.14 (Consolidated Leverage Ratio) of the Credit Agreement is hereby replaced with the following table:

       "Date                                               Ratio
       -----                                               -----

       June 30, 2001                                       5.25 to 1.00
       September 30, 2001                                  5.25 to 1.00
       December 31, 2001                                   5.35 to 1.00
       March 31, 2002                              5.35 to 1.00
       June 30, 2002                                       4.75 to 1.00
       September 30, 2002                                  4.00 to 1.00
       December 31, 2002                                   3.75 to 1.00
       March 31, 2003                              3.50 to 1.00
       June 30, 2003                                       3.25 to 1.00
       September 30, 2003 and thereafter                   3.00 to 1.00"

            (l) The table appearing in Section 6.15 (Consolidated Interest Expense Coverage Ratio) of the Credit Agreement is hereby replaced with the following table:

       "Date                                               Ratio
       -----                                               -----

       June 30, 2001                                       1.75 to 1.00
       September 30, 2001                                  2.00 to 1.00
       December 31, 2001                                   2.00 to 1.00
       March 31, 2002                              2.00 to 1.00
       June 30, 2002                                       2.25 to 1.00

       September 30, 2002                                  2.50 to 1.00
       December 31, 2002                                   2.75 to 1.00
       March 31, 2003 and thereafter                       3.00 to 1.00"

            (m) The table appearing in Section 6.16 (Consolidated Fixed Charge Coverage Ratio) of the Credit Agreement is hereby replaced with the following table:

       "Date                                               Ratio
       -----                                               -----

       June 30, 2001                                       0.90 to 1.00
       September 30, 2001                                  0.90 to 1.00
       December 31, 2001                                   1.00 to 1.00
       March 31, 2002                              1.00 to 1.00
       June 30, 2002                                       1.00 to 1.00
       September 30, 2002                                  1.10 to 1.00
       December 31, 2002                                   1.10 to 1.00
       March 31, 2003                              1.10 to 1.00
       June 30, 2003                                       1.10 to 1.00
       September 30, 2003 and thereafter                   1.25 to 1.00"

            (n) The following new Section 6.18 is hereby inserted at the end of
Article VI of the Credit Agreement:

                  "SECTION 6.18. Cash Payments in Respect of Califa Purchase
            Price. Pay any portion of the Califa Purchase Price set forth on
            Schedule 1.01(a) hereto under the heading "Amounts Payable in Cash or Stock at the Option of the Company" other than in common stock of the Company unless, on the last day of each of the two consecutive fiscal quarters of the Company ended on or immediately preceding the date of such payment, the Consolidated Leverage Ratio (after giving pro forma effect to any borrowings related to such payments as if they had occurred on the last day of the most recently ended fiscal quarter) shall not have exceeded 3:00:1.00 for each of such two consecutive fiscal quarters."

            (o) Schedule 1.01(a) hereto is hereby added as a new Schedule 1.01(a) to the Credit Agreement.

            SECTION 2. Representations and Warranties. Each of the Company and PHI represents and warrants to each Lender that, on and as of the date hereof, and after giving effect to the amendments provided for in Section 1 of this
Amendment:

            (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

            (b) No Event of Default or Default has occurred and is continuing.

            SECTION 3. Effectiveness. This Amendment shall become effective upon the execution of counterparts of the signature pages hereto by the Company, PHI, the Administrative Agent and Lenders constituting the Required Lenders; provided, that the amendments set forth in Section 1 shall not become effective until each of the following conditions precedent shall have been satisfied, and if any of such conditions shall not have been satisfied by August 1, 2001, then the provisions of Section 1 shall terminate and cease to be of any force or effect:

            (a) The Borrower shall have paid to the Administrative Agent, for the account of each Lender that shall have executed this Amendment at or prior to noon, New York City time, on June 1, 2001, in immediately available funds, an amendment fee equal to 0.25% of the aggregate outstanding Term Loans, Revolving Credit Exposure and unused Revolving Credit Commitment of such Lender on the date hereof (determined after giving effect to any prepayments and Commitment reductions prior to the date of this Amendment).

            (b) The Administrative Agent shall have received such evidence as the Administrative Agent or Cravath, Swaine & Moore, counsel to the Administrative Agent, shall reasonably have requested as to the corporate power and authority of the Company and PHI to enter into and perform their obligations under this Amendment reasonably satisfactory in form and substance to the Administrative Agent and to Cravath, Swaine & Moore.

The Administrative Agent shall notify the Lenders of the satisfaction of the foregoing conditions, and such notice shall, in the absence of manifest error, conclusively evidence the satisfaction of such conditions.

            SECTION 4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            SECTION 5. Expenses. The Borrower shall pay all reasonable out-of-pocket fees and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore, counsel to the Administrative Agent.

            SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

            SECTION 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

            SECTION 8. Effect of Amendment. Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                              PLAYBOY ENTERPRISES, INC,

                                by
                                   /s/ Robert D. Campbell
                                   -------------------------
                                   Name: Robert D. Campbell
                                   Title: Senior Vice President, Treasurer


                              PEI HOLDINGS, INC.,

                                by

                                   /s/ Robert D. Campbell
                                   -------------------------
                                   Name: Robert D. Campbell
                                   Title: Treasurer


                              CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent, Collateral Agent and Issuing Bank,

                                by
                                   /s/ David L. Sawyer
                                   -------------------
                                   Name: David L. Sawyer
                                   Title: Vice President

                                by
                                   /s/ Lalita Advani
                                   -----------------
                                   Name: Lalita Advani
                                   Title: Assistant Vice President

                              BANK OF AMERICA, N.A.,

                                by
                                   /s/ Peter J. Gates, Jr.
                                   -----------------------
                                   Name: Peter J. Gates, Jr.
                                   Title: Senior Vice President


                              GALAXY CLO 1999-1

                                by
                                   /s/ John G. Lapham
                                   ------------------
                                   Name: John G. Lapham
                                   Title: Authorized Agent


                              ING (U.S.) CAPITAL LLC

                                by
                                   /s/ William James
                                   -----------------
                                   Name: William James
                                   Title: Director


                              KZH ING-2 LLC

                                by
                                   /s/ Susan Lee
                                   -------------
                                   Name: Susan Lee
                                   Title: Authorized Agent


                              KZH ING-3 LLC

                                by
                                   /s/ Susan Lee
                                   -------------
                                   Name: Susan Lee
                                   Title: Authorized Agent

                              KZH SOLEIL LLC

                                by
                                   /s/ Susan Lee
                                   -------------
                                   Name: Susan Lee
                                   Title: Authorized Agent


                              KZH SOLEIL-2 LLC

                                by
                                   /s/ Susan Lee
                                   -------------
                                   Name: Susan Lee
                                   Title: Authorized Agent


                              LASALLE BANK NATIONAL ASSOCIATION

                                by
                                   /s/ Kyle Freimuth
                                   -----------------
                                   Name: Kyle Freimuth
                                   Title: Vice President


                              MOUNTAIN CAPITAL CLO I, LTD.

                                by
                                   /s/ N. Koike
                                   ------------
                                   Name: N. Koike
                                   Title: Authorized Signatory


                              PPM AMERICA, INC.

                                by
                                   /s/ Michael J. Harrington
                                   -------------------------
                                   Name: Michael J. Harrington
                                   Title: Vice President


                          PPM SPYGLASS FUNDING TRUST

                                                                              11
                                by
                                   /s/ Ann E. Morris
                                   -----------------
                                   Name: Ann E. Morris
                                   Title: Authorized Agent